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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of The Pantry, Inc. of our report dated November 30, 1995 relating to the consolidated statements of operations, of cash flows and of changes in shareholders' deficit for the year ended September 28, 1995 of The Pantry, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended September 28, 1995 listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

Raleigh, North Carolina
January 7, 1998


                                    23.3-1